Exhibit 99.1

NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTION, PROPOSED
SETTLEMENT OF CLASS AND DERIVATIVE ACTION AND SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:  ALL PERSONS OR ENTITIES WHO HELD SHARES OF THE COMMON STOCK OF ABAXIS, INC. (“ABAXIS” OR THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON AUGUST 31, 2012 (THE “RECORD DATE”), either of record or beneficially, including their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, together with their predecessors and successors and assigns (“Abaxis Shareholders”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT of a class and derivative action and contains important information.  Your rights will be affected by these legal proceedings in this litigation.

IF YOU WERE NOT THE BENEFICIAL HOLDER OF COMMON STOCK OF ABAXIS but held such stock for a beneficial holder, please transmit this document promptly to such beneficial holder.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT and should not be understood as an expression of any opinion of the Court as to the merits of any claims or defenses by any of the parties.  It is based on statements of the parties and is sent for the sole purpose of informing you of the existence of this Action and of a hearing on a proposed settlement so that you may make appropriate decisions as to steps you may, or may not, wish to take in relation to this Action.

Notice is hereby provided to you of the proposed Settlement (as defined herein) of this shareholder class and derivative litigation.  This Notice is provided by Order of the United States District Court for the Northern District Court of California, (the “Court”).  It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or the merits of the claims or defenses asserted by or against any party.  It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto.

PLEASE NOTE: THERE IS NO CLAIMS PROCEDURE, AS NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT DESCRIBED BELOW.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the action styled St. Louis Police Retirement System v. Severson, et al., Case No. 12-CV-05086-YGR (the “Action”). Plaintiff St. Louis Police Retirement System (“Plaintiff”), the Individual Defendants, and nominal defendant Abaxis have agreed upon terms to settle the Action and have signed a written Stipulation of Settlement (the “Stipulation” or the “Settlement”) setting forth those settlement terms. Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation.
1.

II.	SUMMARY OF THE ACTION

On October 1, 2012, Plaintiff filed in the Court a Verified Shareholder Class Action and Derivative Complaint (the “Complaint”) that asserted class claims on behalf of a class of all persons and entities that held common stock in Abaxis as of the close of business on August 31, 2012, which represents the Record Date for the shareholders entitled to vote at Abaxis’s October 24, 2012 Annual Meeting (excluding the Individual Defendants, members of the immediate family of any Individual Defendant, and any person, firm, trust, corporation, or other entity related to, or affiliated with, any Individual Defendant (“Excluded Persons”), and the legal representatives, heirs, successors or assigns of any such Excluded Person) (the “Class”).  The Complaint also asserted derivative claims on behalf of nominal defendant Abaxis against the Individual Defendants alleging, inter alia, that:  (1) the Grantor Defendants violated the terms of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”) by purportedly granting to the Officer Defendants and other Abaxis employees more restricted stock units (“Restricted Stock Units” or “RSUs”) than could be settled pursuant to the 500,000 share limit contained in the 2005 Plan (the “Restricted Stock Limit”); and (2) in total, the Abaxis board of directors (the “Board”) issued 870,179 shares of common stock upon settlement of Restricted Stock Units granted under the 2005 Plan since October 2005 (370,179 shares in excess of the Restricted Stock Limit) and granted a total of 2,045,000 Restricted Stock Units pursuant to the 2005 Plan (representing, if settled, 1,545,000 shares more than could be issued in accordance with the Restricted Stock Limit) (the “Excess RSUs”).

Also on October 1, 2012, Plaintiff filed a motion for preliminary injunction seeking to enjoin Abaxis’ annual meeting of shareholders scheduled for October 24, 2012 (the “Annual Meeting”) because the Company’s September 17, 2012 Form DEF 14A proxy statement (the “2012 Proxy”) allegedly contained materially false and misleading statements regarding a proposed amendment to the 2005 Plan (the “Plan Amendment”).
2.

On October 23, 2012, the Court granted, in part, Plaintiff’s motion for preliminary injunction, enjoining the shareholder vote on the Plan Amendment until the Company made certain additional disclosures in the 2012 Proxy sought by Plaintiff.  On October 24, 2012, the Company filed with the Securities and Exchange Commission (“SEC”) supplemental proxy materials containing the additional disclosures required by the Court.  On November 8, 2012, the Company reconvened the Annual Meeting in order to allow shareholders to vote on the Plan Amendment, which was approved.

On December 28, 2012, Defendants filed motions to dismiss Plaintiff’s derivative claims contained in the Complaint (the “Motions to Dismiss”), in which Defendants argued that Plaintiff, inter alia, failed to adequately plead demand futility and failed to state a claim for relief.  Defendants’ Motions to Dismiss have been fully briefed and oral argument was held on May 7, 2013.  At the request of the Parties, the Court agreed to defer ruling on the Motions to Dismiss pending the Parties’ efforts to reach a settlement of the Action.

Counsel for the Parties engaged in settlement negotiations in or about May 2013 and attended a meditation on September 20, 2013, and, following the exchange of numerous proposals and counter proposals, and related negotiations, the Parties reached an agreement in principle to settle the Action on the terms set forth herein, which include changes to the Company’s corporate governance practices and policies.  However, the Parties did not begin negotiating the amount of attorneys’ fees and expenses payable to Plaintiff’s Counsel as a result of the benefits conferred due to the prosecution and settlement of the Action until after the Parties negotiated and agreed upon the substantive terms of the Settlement.  On or about December 10, 2013, the Parties entered into a memorandum of understanding memorializing their agreement in principle to settle the Action.  Following additional negotiations among the Parties, the Parties have been unable to agree upon the amount of attorneys’ fees and expenses payable to Plaintiff’s Counsel.
3.

III.	TERMS OF THE PROPOSED SETTLEMENT

The Parties agree that, as a result of the filing, pendency, prosecution and settlement of the Action, Abaxis and/or the Company’s Board shall take all necessary steps to adopt the corporate governance measures outlined below in consideration of the Settlement and maintain such measures for five years from the date of adoption.  The Parties agree the measures set forth below constitute a benefit to Abaxis and its shareholders.

1)	The Compensation Committee Charter shall be revised to require the Compensation Committee on an annual basis to review, with the assistance of outside counsel, Abaxis’s equity incentive plans;

2)	Prior to the granting of any equity incentive award(s) to executive officers, the Board and/or Compensation Committee shall review, with the assistance of outside counsel, Abaxis’s equity incentive plans to ensure compliance therewith;

3)	Equity awards to executive officers shall be approved at a meeting of the Compensation Committee or Board, as applicable, and not by unanimous written consent;

4)	Abaxis directors shall be required to receive annual education on relevant topics, e.g., administration of the Company’s compensation plans, disclosure obligations to shareholders and the Company’s NASDAQ listing requirements;

5)	The Company’s annual proxy statement shall disclose to shareholders whether all equity awards granted during the prior fiscal year were granted in compliance with the terms of the Company’s equity incentive plans;

6)	The Board or Compensation Committee shall retain an independent compensation consultant each year;

7)	The Compensation Committee Charter shall be revised to require the Compensation Committee to consist of at least three (3) members;

8)	The Company’s stock plan administrator shall:

a.	Become a member of the National Association of Stock Plan Professionals; and

b.	Attend a minimum of eight (8) hours of training sponsored by the National Association of Stock Plan Professionals per fiscal year for the next five (5) fiscal years;

9)	The Company, with the assistance of outside counsel, will conduct an annual training session for the Company’s stock plan administrator regarding equity incentive plan administration procedures;

10)	The Company will adopt a compensation clawback policy that includes the following provisions, among other things:
4.

a.
If the Company is required to prepare an accounting restatement for any fiscal quarter or year due to the material noncompliance of the Company with any financial reporting requirement, and the Board determines that an officer’s misconduct contributed to the noncompliance that resulted in the obligation to restate the Company’s financial statements, the Board may require (i) in the case of the Company’s Chief Executive Officer and Chief Financial Officer, that each such individual repay to the Company the compensation listed in paragraphs (1), (2) and (3) below, regardless of which officer’s misconduct contributed to the noncompliance that resulted in the obligation to restate the Company’s financial statements, and (ii) in the case of any other officer whose misconduct contributed to the noncompliance which resulted in the obligation to restate the Company’s financial statements, that each such individual repay to the Company the Compensation listed in paragraphs (1), (2) and (3) below, in each case as and to the extent permitted by applicable law:

1.	Up to the full amount of the difference between any bonus compensation received by the officer that was calculated based on the financial statements that were subsequently restated and the lower bonus compensation to which the officer would have been entitled had the financial statements been properly reported;

2.	Up to the full amount of any equity incentive grant received by the officer that was determined based on the financial statements that were subsequently restated; and

3.	If, after the release of earnings for any period with respect to which financial statements were subsequently restated and prior to the announcement of such restatement, the officer sold any shares of Company common stock acquired pursuant to an option or other award granted after the adoption of this policy under the Company’s equity incentive plans, the excess of (i) the actual aggregate sales proceeds from the officer’s sale of those shares, over (ii) the aggregate sales proceeds the officer would have received from the sale of those shares at a price per share determined appropriate by the Board in its discretion to reflect what the Company’s common stock price would have been if the restatement had occurred prior to such sales; provided, however, that the aggregate sales proceeds determined by the Board under this clause (ii) with respect to shares acquired upon exercise of an option shall not be less than the aggregate exercise price paid for those shares; and

b.	The Board may seek recoupment from the officer(s) from any of the following sources: prior incentive compensation payments; future payments of incentive compensation; cancellation of outstanding equity awards; future equity awards; and direct repayment. To the extent permitted by applicable law, the Company may offset such amount against any compensation or other amounts owed by the Company to the officer. If an amount repaid to the Company under the policy will not be fully deductible by the officer, the Board may, in its discretion, reduce the amount to be repaid by the amount determined by the Board to reasonably take into account the adverse tax consequences of such repayment to the officer.
5.

The Settlement provides that, upon the Effective Date of the Settlement, Plaintiff, Abaxis and each member of the Class (solely in his, her or its capacity as a Abaxis shareholder) shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims1 against the Released Persons2 and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with, the defense, settlement or resolution of the Action against the Released Persons.  Upon the Effective Date each of the Released Persons and each Abaxis shareholder shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.

With respect to any and all Released Claims, the Parties stipulate and agree that, upon the effective date of the Settlement, Plaintiff, the Individual Defendants, and Abaxis shall expressly waive and each of the Abaxis shareholders shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

1            “Released Claims” means any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, including Unknown Claims, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, whether state, federal, or foreign, common law, statutory, or regulatory, including, without limitation, claims under the federal securities laws, that have been or could have been asserted in any court, tribunal or proceeding: (a) by Plaintiff, or any Abaxis shareholder, derivatively on behalf of Abaxis, or by Abaxis, against any Released Person concerning the granting and/or receipt of the Excess RSUs, the 2005 Plan, the 2010 Proxy and/or any disclosures related to the 2010 Annual Meeting, the 2012 Proxy and/or any disclosures related to the 2012 Annual Meeting; (b) by Plaintiff, individually and/or on behalf of the Class, or by any member of the Class, against Abaxis or any Released Person, concerning the granting and/or receipt of the Excess RSUs, the 2005 Plan, the 2010 Proxy and/or any disclosures related to the 2010 Annual Meeting, the 2012 Proxy and/or any disclosures related to the 2012 Annual Meeting; and (c) by Plaintiff, any Abaxis shareholder, the Individual Defendants or Abaxis, concerning the settlement of the Action; provided, however, that Released Claims do not include claims to enforce the Settlement, or claims regarding the value of Plaintiff’s securities other than those claims related to these subjects above.

2            “Released Persons” means Plaintiff and Defendants, and their respective Related Persons, where “Related Persons” means each of a person’s spouses, heirs, executors, estates, marital communities, trustees, agents or administrators, present and former attorneys, legal representatives, assigns, past and present directors, officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, affiliated entities, and any person or entity acting for or on behalf of any of them and each of them (including without limitation, any investment bankers, accountants, insurers, reinsurers, attorneys and any past, present or future officers, directors and employees of them).
6.

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Plaintiff, Individual Defendants, Abaxis and Abaxis shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the effective date of the Settlement, the Plaintiff, Individual Defendants and Abaxis shall expressly settle and release, and each Abaxis shareholder shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.  The Parties acknowledge, and Abaxis shareholders shall be deemed by operation of the Final Order and Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

IV.	MEMBERS OF THE CLASS

The Court has ordered, for purposes of the Settlement only, and pending the Settlement Hearing, that the Action is provisionally certified as a mandatory non-opt-out class action, pursuant to Federal Rules of Civil Procedure 23(a), 23(b)(1) and 23(b)(2), on behalf of a class consisting of all persons and entities that held common stock in Abaxis as of the close of business on August 31, 2012, which represents the Record Date for the shareholders entitled to vote at Abaxis’s October 24, 2012 Annual Meeting (excluding the Individual Defendants, members of the immediate family of any Individual Defendant, and any person, firm, trust, corporation, or other entity related to, or affiliated with, any Individual Defendant (“Excluded Persons”), and the legal representatives, heirs, successors or assigns of any such Excluded Person) (the “Class”).
7.

V.	PLAINTIFF’S COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

Plaintiff contends that its counsel is entitled to an award of attorneys’ fees and expenses for their role in the prosecution and settlement of the Action, and the Parties have attempted to negotiate an amount of fees and expenses to be paid to Plaintiff’s Counsel.  As of the date of this Notice, the Parties have not reached agreement on an award of attorneys’ fees and expenses.  Plaintiff’s Counsel intend to apply to the Court for an award of attorneys’ fees and expenses of no more than $2,000,000 in the aggregate, and the Parties intend to, and do, preserve all arguments in connection with any petition for attorneys’ fees and expenses by Plaintiffs’ Counsel.  Defendants may oppose the amount of any application for fees and expenses made by Plaintiff.  Abaxis and/or its insurance carrier shall pay such fees and expenses as may be awarded by the Court (the “Fee Award”).  Any failure of the Court to approve the Settlement shall have no impact on or preclude Plaintiff’s Counsel from applying for the Fee Award on grounds of mootness, and Defendants reserve the right to oppose any such application.  However, any failure by the Parties to reach agreement in the Stipulation on an amount of fees and expenses, or by the Court to approve the Fee Award, shall not affect the validity of the Settlement.

Except for the attorneys’ fees and expenses referred to above and the costs of providing and administering this notice, to the extent ordered by the Court, Defendants shall not be required to bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiff or any Abaxis shareholder, or by any of their respective attorneys, experts, advisors, agents, or representatives.  Defendants shall have no responsibility for, and no liability with respect to, the allocation of fees or expenses among counsel for Plaintiff and/or any other person who may assert a claim to the Fee Award.

VI.	REASONS FOR THE SETTLEMENT

The Parties have determined that it is desirable and beneficial that the Action, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.
8.

A.            Why Did Plaintiff Agree to Settle?

Plaintiff believes that the claims it has asserted in the Action have merit.  Plaintiff, however, recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and appeals.  Plaintiff and its counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation.  Plaintiff and its counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action.  Based on their evaluation, Plaintiff and its counsel have determined that the Settlement set forth in this Notice is in the best interests of Abaxis and its shareholders.  Plaintiff’s Counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon Abaxis and its shareholders.  Plaintiff’s Counsel base this conclusion upon, inter alia, their extensive investigation during the development, prosecution and settlement of the Action, which included, inter alia:  (i) inspecting, reviewing and analyzing the Company’s filings with the SEC; (ii) researching corporate governance issues; and (iii) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

B.            Why Did the Defendants Agree to Settle?

The Individual Defendants have denied, and continue to deny, that they have committed any breach of fiduciary duty, waste of assets, or any other violation of law or engaged in any of the wrongful acts alleged in the Action, or that they have been unjustly enriched by any of the acts alleged in the Action, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist.  Nonetheless, the Individual Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action.  Therefore, they have determined that it is desirable and beneficial that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Notice.  Abaxis believes that the Settlement set forth in this Notice confers benefits upon Abaxis and its shareholders and that the Settlement is in the best interests of Abaxis and its shareholders.
9.

VII.	THE SETTLEMENT HEARING

The Settlement Hearing shall be held on June 17, 2014, at 2:00 p.m., at the Oakland Courthouse, Courtroom 1, 4th Floor, 1301 Clay Street, Oakland, CA 94612.  The purpose of the Settlement Hearing is to determine:  (a) whether the Court should certify the Action as a non-optout class action pursuant to Fed. R. Civ. P. 23; (b) whether the Court should approve the proposed Settlement; (c) whether the Court should enter an Order and Final Judgment dismissing the claims asserted in the Action on the merits and with prejudice and effectuating the releases described below; (d) whether the Court should grant the application of Plaintiff’s Counsel for a Fee Award; and (e) such other matters as may properly come before the Court.  The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to Abaxis shareholders.

Pending final determination of whether the Settlement should be approved, no current Abaxis shareholder, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute against any of the Released Persons an action or proceeding in any court, administrative agency, or other tribunal asserting any of the Released Claims.

VIII.	RIGHT TO APPEAR AT SETTLEMENT HEARING

Any Abaxis shareholder may, but is not required to, appear in person at the Settlement Hearing.  If you want to object at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below.  The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the Fee Award, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.  Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to Court.  ABAXIS SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.
10.

IX.	PROCEDURES FOR OBJECTING TO THE SETTLEMENT

Any Abaxis shareholder who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiff’s Counsel’s application for a Fee Award, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than twenty one (21) calendar days prior to the Settlement Hearing such person files with the Clerk of the Court and delivers upon the following counsel (delivered by hand or sent by first class mail) (1) a written objection to the Settlement setting forth:  (a) the nature of the objection; (b) proof of current ownership of Abaxis common stock, including the number of shares of Abaxis common stock currently held and the date of purchase of Abaxis common stock; and (c) any documentation in support of such objection; and (2) if a current Abaxis shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, signed as authorized by the objecting shareholder.

Such filings shall be delivered to the following counsel:

Eric L. Zagar
KESSLER TOPAZ MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087

Jonathan M. Stein
SAXENA WHITE, P.A.
2424 N. Federal Highway, Suite 257
Boca Raton, FL 33431

Counsel for Plaintiff St. Louis Police Retirement System

and
11.

Thad A. Davis
GIBSON, DUNN & CRUTCHER LLP
555 Mission Street, Suite 3000
San Francisco, CA 94105

Counsel for Individual Defendants

Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any Fee Award, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above.  Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.  Any Abaxis shareholder who does not object to the Settlement or the request by Plaintiff’s Counsel for a Fee Award or to any other matter stated above need not do anything.

X.	NOTICE TO PERSONS OR ENTITIES THAT HOLD OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities that hold shares of the common stock of Abaxis as of the Record Date for the benefit of others are requested to promptly send this Notice to all of their respective beneficial owners.  If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:

Thad A. Davis
GIBSON, DUNN & CRUTCHER LLP
555 Mission Street, Suite 3000
San Francisco, CA 94105

XI.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation.  It is not a complete statement of the events of the Action or the terms of the Settlement contained in the Stipulation.  You may inspect the Stipulation and other papers in the Action at the Oakland Courthouse clerk’s office at any time during regular business hours of each business day.  The clerk’s office is located at Suite 400S, 1301 Clay Street, Oakland, CA 94612.  However, you must appear in person to inspect these documents.  The clerk’s office will not mail copies to you.  The Stipulation may be available on the United States District Court for the Northern District of California Information web site at http://www.cand.uscourts.gov.
12.

PLEASE DO NOT CALL, WRITE OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.  Inquiries or comments about the Settlement or any other matters in this Notice should be directed by telephone or in writing to the attention of Plaintiff’s Counsel, Eric L. Zagar, Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087, 1-888-299-7706.

13.